UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2026

Lyra Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39273	84-1700838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 393-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LYRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

On February 23, 2026, Lyra Therapeutics, Inc. (the “Company”) received a notice of default from RVAC Medicines (US), Inc. (“RVAC”) under the sublease agreement dated December 21, 2023 (the “Sublease”) between RVAC, as sublessor, and the Company, as sublessee, for office space located at 880 Winter Street, Suite 1002, Waltham, MA 02451 (the “Premises”).

Pursuant to the notice of default, RVAC notified the Company that it has failed to pay the monthly rent due under the Sublease. RVAC received two invoices from Boston Properties Limited Partnership (“BXP”), the master landlord, dated February 1, 2026 and March 1, 2026, each in the amount of $242,215.96, indicating rent due for the Premises. The aggregate unpaid rent under the Sublease totals $484,431.92 as of the date of the notice.

As previously disclosed, on January 12, 2026, the Company announced that it is ceasing operations and, in connection with its pursuit of strategic options, has begun preparations for a wind-down of the Company. In connection with the wind-down, the Company has been seeking to resolve its outstanding obligations, including its lease obligations, ideally outside of a bankruptcy process. The Company had previously submitted a proposal to RVAC to terminate the Sublease, which included a premises surrender date of January 31, 2026, among other terms. However, the parties were unable to reach an agreement prior to the Company ceasing rent payments.

The Company is continuing to evaluate its options with respect to the Sublease and its other outstanding obligations as part of its wind-down activities. There can be no assurance that the Company will be able to successfully negotiate a termination of the Sublease or otherwise resolve its obligations thereunder outside of a bankruptcy process.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s ability to successfully negotiation a termination of the Sublease or otherwise resolve its obligations outside of the bankruptcy process. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “would” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words or expressions. For other important factors that could cause actual results to differ materially from the forward-looking statements in this Current Report on Form 8-K, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each of which is available on the Company’s Investor Relations website at investors.lyratherapeutics.com and on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. Capitalized terms shall have the meanings ascribed to such terms in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyra Therapeutics, Inc.

Date: February 27, 2026	By:	/s/ Jason Cavalier
Jason Cavalier, Authorized Signatory